As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-191708

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVADAQ TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Ontario

(Province or other jurisdiction of incorporation or organization)

3845

(Primary Standard Industrial Classification Code Number)

Not Applicable

(I.R.S. Employer Identification Number)

5090 Explorer Drive

Suite 202, Mississauga

Ontario, Canada L4W 4T9

(906) 629-3822

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue, 13th Floor, New York, New York 10011

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Aaron Fransen Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5l 1B9 (416) 869-5500	David S. Rosenthal, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.	☒

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form F-10 dated October 11, 2013 is to provide that the Registration Statement will become effective pursuant to Rule 467(b) as soon as practicable after notification to the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect thereto instead of the Registration Statement becoming effective pursuant to Rule 467(a), which had been included in the Registrant’s Amendment No. 1 to Registration Statement on Form F-10 as filed with the Commission on October 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada, on October 23, 2013.

NOVADAQ TECHNOLOGIES INC.

/s/ Arun Menawat
Name:	Arun Menawat
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Arun Menawat Arun Menawat	President, Chief Executive Officer and Director	October 23, 2013

/s/ Stephen Purcell Stephen Purcell	Chief Financial Officer	October 23, 2013

* Aaron Davidson	Director	October 23, 2013

* Anthony Griffiths	Director	October 23, 2013

* Harold O. Koch, Jr.	Director	October 23, 2013

* William A. Mackinnon	Director	October 23, 2013

* G. Steven Burrill	Director	October 23, 2013

By:	/s/ Stephen Purcell
Name:	Stephen Purcell
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Novadaq Technologies Inc. in the United States, on the 23rd day of October, 2013.

CT CORPORATION SYSTEM

/s/ Ann Williams
Name:	Ann Williams
Title:	Assistant Vice President